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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated June 15, 2001, included in this Form 10-KSB into the Company's two previously filed Registration Statements No. 33-90376 and No. 333-35582 on Form S-8 dated July 28, 1995 and April 25, 2000, respectively.

Arthur Andersen LLP
Portland, Oregon
July 23, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS